Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS
OF
SIGA TECHNOLOGIES, INC.
A DELAWARE CORPORATION
As in effect on June 10, 2025

ARTICLE I OFFICES

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.        PLACE OF MEETING. Meetings of stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.

2.2.        ANNUAL MEETING; STOCKHOLDER PROPOSALS.

(A)        A meeting of stockholders for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

(B)         At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of directors which is governed by Section 3.3) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of stockholders, such business must be (i) brought before the meeting by the Corporation and specified in a notice of meeting given by or at the direction of the Board (or a duly authorized committee thereof), (ii) otherwise brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by a stockholder present in person who (a) was a stockholder of record of the Corporation both at the time the notice required by this Section 2.2 is delivered to the Secretary of the Corporation (“Secretary”) and at the time of the meeting, (b) is entitled to vote at the meeting and (c) has complied with the notice and other provisions of this Section 2.2 in all applicable respects. Subject to Section 2.2(L), and except with respect to nominations or elections of directors, which are governed by Section 3.3, Section 2.2(B)(iii) is the exclusive means by which a stockholder may bring business before an annual meeting of stockholders. Any business brought before an annual meeting in accordance with Section 2.2(B)(iii) is referred to as “Stockholder Business”.  The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these bylaws.  For purposes of this Section 2.2, “present in person” shall mean that the stockholder proposing the Stockholder Business, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(C)         Subject to Section 2.2(L), at any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth (10th) day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(D)         To be proper in form for purposes of this Section 2.2, the Notice of Business must set forth:

(i)        the name and record address of each Proposing Person (as defined below) including, without limitation, if applicable, the name and address that appear on the Corporation’s books);

(ii)       the name and address of any Stockholder Associated Person;

(iii)      as to each Proposing Person and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proposing Person or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) the investment intent of such acquisition, (d) any pledge by such Proposing Person with respect to any such shares, and (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proposing Person or Stockholder Associated Person has a right to vote any shares of stock of the Corporation. The information specified in Section 2.2(D)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv)      as to each Proposing Person, (a) a description of the material terms and conditions of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proposing Person’s notice by, or on behalf of, the Proposing Person or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Person or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”); (b) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (c) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (d) any other material relationship between such Proposing Person, on the one hand, and the Corporation, or any affiliate of the Corporation, on the other hand, (e) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (f) any proportionate interest in shares of the Corporation held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (g) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (h) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act” (the disclosures to be made pursuant to this Section 2.2(D)(iv) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(v)       a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the by-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi)      a reasonably detailed description of all agreements, arrangements and understandings (a) between or among any of the Proposing Persons or (b) between or among any Proposing Person and any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder; and

(vii)     a representation that the Proposing Persons shall provide any other information reasonably requested by the Corporation.

(E)         The Proposing Persons shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.

(F)          In addition, the Proposing Person shall affirm as true and correct the information provided to the Corporation in the Notice of Business (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is of ten (10) business days before the meeting. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no later than (x) five (5) business days after the record date for the meeting (in the case of clause (i)), and (y) not later than seven (7) business days before the date for the meeting (in the case of clause (ii)).  For avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(G)         The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(H)         “Proposing Person” means (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(I)          “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(J)          “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

(K)         “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(L)         Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Further, nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.3.        SPECIAL MEETINGS.

(A)         Special meetings of stockholders may be called at any time by the Board and may not be called by any other person or persons.  The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

(B)         The Board shall call a special meeting of stockholders at the written request of stockholders that own of record not less than 10% of the capital stock of the Corporation entitled to vote generally in the election of directors and which request complies with the procedures set forth herein for requesting that the Board call a special meeting of stockholders.

(C)         A stockholder request for a special meeting shall state the purpose or purposes of the proposed meeting, be directed and delivered to the Secretary and shall be signed and dated by each stockholder, or qualified representative of such stockholder, requesting the special meeting and shall be accompanied by the information described in Section 2.2(D) in connection with any business (other than the nomination or election of directors) proposed to be conducted, and Section 3.3(C) in connection with any director nomination, as applicable, and in each case as to the stockholders requesting the special meeting, which accompanying information shall be true and correct as of the date of the request. The requesting stockholders shall further update and supplement such accompanying information, if necessary, so that such accompanying information shall be true and correct as of the record date for such special meeting and as of ten (10) business days before such special meeting, such supplements and updates due by the deadlines specified in Section 2.2(F). A special meeting requested by stockholders shall be held on such date and at such time and place as shall be determined by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholders’ request or a substantially similar item or (iii) an annual or special meeting that included the business specified in the request or a substantially similar item (as determined in good faith by the Board) was held not more than 90 days before the request to call the special meeting was received by the Secretary (and, for purposes of clauses (ii) and (iii), the election of directors shall be deemed to be a substantially similar item with respect to all items of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors).

(D)         A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation there are un-revoked requests from stockholders holding of record in the aggregate less than the requisite number of shares of capital stock entitling such stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, or if the stockholders who submitted the request for the special meeting do not own of record, at the time of the special meeting, 10% or more of the capital stock of the Corporation entitled to vote generally in the election of directors, the Corporation need not present such nominations or other business for a vote at such meeting.

(E)         Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.

(F)         Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3; provided, however, that any references in this Section 2.3 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business or  nominations to be considered at a special meeting pursuant to this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these by-laws.

2.4.        RECORD DATE.

(A)         For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). Subject to Section 2.13, for the purposes of determining the stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten (10) days after the date on which the record date was fixed by the Board. For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(B)         Subject to Section 2.13, if no such record date is fixed:

(i)        The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)       When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5.        NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these by-laws, stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these by-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(B)(iii) hereof and shall give notice of such adjourned meeting to each stockholder entitled to vote at such meeting as of the Notice Record Date.

2.6.        WAIVERS OF NOTICE. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these by-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

2.7.        LIST OF STOCKHOLDERS. After the record date for the meeting of stockholders has been fixed, the Corporation shall prepare, no later than the tenth (10th) day before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list may be examined by any stockholder, at the stockholder’s expense, for any purpose germane to the meeting, for a period of ten (10) days ending on the day prior to the meeting date, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8.        QUORUM OF STOCKHOLDERS; ADJOURNMENT. Except as otherwise provided by these by-laws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9.        VOTING; PROXIES.

(A)         At any meeting of stockholders, all matters other than the election of directors (which shall be governed by Section 3.1), except as otherwise provided by the Certificate of Incorporation, these bylaws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

(B)         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.  Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board.

2.10.      VOTING PROCEDURES AND INSPECTORS AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11.      CONDUCT OF MEETING; ADJOURNMENT. The Board may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholders, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman or, if there is no Chairman or if there be one and the Chairman is absent, a Vice President and, in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12.      ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

2.13.      NO ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. No action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote.

ARTICLE III

DIRECTORS

3.1.        NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board shall be such number of members, not less than Three (3) nor more than Twelve (12), as the Board may from time to time determine by resolution. The directors shall be elected at the annual meeting of the stockholders by a plurality of votes cast, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be stockholders.

3.2.        VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.3.        NOMINATIONS OF DIRECTORS.

(A)         Subject to Section 3.3(K), only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as directors.

(B)         Nominations of persons for election to the Board may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder present in person who (a) was a stockholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of this Section 3.3 and with the requirements of Rule 14a-19 under the Exchange Act. For purposes of this Section 3.3, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the corporation, or a qualified representative of such stockholder, appear at such meeting. Subject to Section 3.3(K), Section 3.3(B)(ii) is the exclusive means by which a stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(B)(ii) are referred to as “Stockholder Nominees”. A stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”.

(C)         Subject to Section 3.3(K), all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”), provide the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for nomination as required to be set forth by this Section 3.3, and provide any updates or supplements to such notice at the times and in the forms required by this Section 3.3. To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Corporation’s offices, addressed to the attention of the Secretary, by the following dates:

(i)        in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (a) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (b) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (1) no more than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth (10th) day after the day on which the notice of such annual meeting was made by mail or Public Disclosure, and

(ii)       in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such annual meeting and the tenth (10th) day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(D)         In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(E)         In no event may a Nominating Person (as defined below) provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for timely notice, as set forth in Section 3.3(C), or (ii) the tenth (10th) day following the date of Public Disclosure of such increase.

(F)         To be in proper form for purposes of this Section 3.3, the Notice of Nomination shall set forth:

(i)        the Stockholder Information (as defined in Section 2.2(D) of these bylaws), with respect to each Nominating Stockholder and Stockholder Associated Person (together, a “Nominating Person”), except that for purposes of this Section 3.3, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.2(D);

(ii)       As to each Nominating Person any Disclosable Interests (as defined in Section 2.2(D)), except for purposes of which Section 3.3, the term “Nominating Person” shall be substituted for the term “Proposing Person” is all places it appears in Section 2.2(D) and the disclosure with respect to the business of the meeting in Section 2.2(D) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information section forth in Section 2.2(D)(iv)(g), the Nominating Person’s notice for purposes of this Section 3.3 shall include a representation that the Nominating Person intends or is part of a group that intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees;

(iii)      As to each candidate whom a Nominating Person proposes to nominate for election as a director, (a) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (b) a description of any direct or indirect material interest in any material contract or agreement, between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (c) a completed and signed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (d) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election;

(iv)      a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Stockholder Nominee and a Nominating Stockholder, Stockholder Associated Person or their respective associates, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or their respective associates, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)       all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act;

(vi)      any other information reasonably requested by the Corporation within ten (10) business days after such request;

(vii)     all other information required by Rule 14a-19 under the Exchange Act; and

(viii)    The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines.

(G)         In addition, the Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to Section 3.3(G) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is ten (10) business days before the date of the meeting. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Corporation’s office, addressed to the Secretary, by no later than (x) five (5) business days after the record date for the meeting (in the case of clause (i)), and (y) not later than seven (7) business days before the date for the meeting (in the case of clause (ii)).  In addition, the affirmation, update and/or supplement as of the date that is ten (10) business days before the date of the meeting shall provide evidence that the Nominating Stockholder has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(I)          The person presiding over the meeting shall, if the facts warrant, determine that the nomination was not made in accordance with the procedures set forth in this Section 3.3, or that the solicitation by the Nominating Stockholder was not conducted in compliance with Rule 14a-19 under the Exchange Act, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(J)          If the stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(K)         Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4.        GENERAL POWERS. The business of the Corporation shall be managed by the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

3.5.        MEETINGS. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.6.        REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7.        SPECIAL MEETINGS. Special meetings of the Board may be called by the president on two (2) days’ notice to each director, either personally or by mail or by electronic mail; special meetings shall be called by the president or the secretary in a like manner and on like notice on the written request of two directors.

3.8.        QUORUM. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9.        BOARD ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.10.      PARTICIPATION BY CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.11.      COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the Board so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all the papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the by-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

3.12.      MEETING MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.13.      COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

4.1.        WRITTEN NOTICE. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If mailed, such notice shall be addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by electronic mail. If notice be given by electronic mail, such notice shall be deemed to be delivered when the electronic mail is sent.

4.2.        WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

5.1.        NUMBER. The officers of the Corporation shall be chosen by the Board and shall be a president and chief executive officer, a treasurer and a secretary. The Board may also choose vice-presidents, and one or more assistant treasurers and assistant secretaries. The Board may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

5.2.        ELECTION AND TERM OF OFFICE. The Board at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer and a secretary. The officers of the Corporation shall hold office until their successors are chosen and qualify.

5.3.        REMOVAL. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board.

5.4.        VACANCIES. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

5.5.        SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board.

5.6.        THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; the president shall vote all shares of stock of any other corporation standing in the name of this Corporation except where the voting thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and in general shall perform all duties incident to the office of the president and such other duties as may be prescribed by the Board from time to time.

5.7.        THE VICE-PRESIDENTS. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, if one shall be elected (or in the event there be more than one vice-president, the vice- presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

5.8.        THE TREASURER. If required by the Board, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these by-laws; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board.

5.9.        THE SECRETARY. The secretary shall: (a) keep the minutes of the stockholders’ and of the Board’s meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board.

5.10.      THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such surety or sureties as the Board shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board, and in the event of the absence, inability or refusal to act of the treasurer or the secretary, the assistant treasurers and assistant secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer or the secretary, respectively.

ARTICLE VI

INTERESTED DIRECTORS AND OFFICERS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(A)         The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(B)         The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders without counting the vote of any stockholder who is an interested director; or

(C)         The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

The common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1.        RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 7.3 of this Article, the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of the Corporation.

For purposes of this Article:

(A)         a “Proceeding” is, whether pending or threatened, an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(B)         an “Indemnified Person” is a person who is, was, or had agreed to become a director, officer, or Delegate, as defined herein, of the Corporation or the legal representative of any of the foregoing; and

(C)         a “Delegate” is a person serving at the request of the Corporation or a subsidiary of the Corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another Corporation, partnership, joint venture, trust or other enterprise.

7.2.        EXPENSES. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 7.1 of this Article in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 7.3 of this Article, the Corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

7.3.        PROTECTION OF RIGHTS. If a claim under Section 7.1 of this Article is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 7.2 of this Article have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

7.4.        MISCELLANEOUS.

(A)         Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

(B)         Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

(C)         Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate, and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(D)         Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

ARTICLE VIII

CERTIFICATES OF STOCK

8.1.        SHARES OF STOCK. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date of adoption of these amended and restated by-laws shall be uncertificated shares. Shares of capital stock of the Corporation represented by a certificate issued prior to the date of adoption of these amended and restated by-laws shall be certificated shares until such certificate is surrendered to the Corporation. The Corporation shall not have power to issue a certificate in bearer form.

8.2.        LOST CERTIFICATES. The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

8.3.        TRANSFERS OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these by-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

8.4.        FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than ten (10) days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

8.5.        REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

GENERAL PROVISIONS

9.1.        DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.2.        CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.3.        FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December in each year.

9.4.        SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

AMENDMENTS

These by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the stockholders or by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of a meeting of the stockholders or Board, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new by-laws. All such alterations, amendments, repeals or adoptions of new by-laws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by the Board. Any amendment to these by- laws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

ARTICLEXI

EXCLUSIVE FORUM

11.1.      Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(A)         Any derivative action or proceeding brought on behalf of the corporation;

(B)         Any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation's stockholders;

(C)         Any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the by-laws of the Corporation; or

(D)         Any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XI (an "Enforcement Action"), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article XI.

11.2       Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.  Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI.